UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2018

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2018, Willbros Group, Inc. (the “Company”) entered into the Eighth Amendment to the Credit Agreement dated as of December 15, 2014, as amended (the “Term Credit Agreement”), among the Company, as borrower, the guarantors from time to time party thereto, Primoris Services Corporation (“Primoris”), as Initial First-Out Lender, KKR Credit Advisors (US) LLC, as arranger and bookrunner, the lenders from time to time party thereto and Cortland Capital Market Services LLC, as administrative agent (the “Eighth Amendment”). Pursuant to the Eighth Amendment, Primoris has agreed to make a new loan to the Company (the “Additional First-Out Loan Commitment”), in a principal amount of $5.0 million under the Term Credit Agreement (the “Additional First Out Loan”), no earlier than one business day after the effective date of the Eighth Amendment. The Additional First-Out Loan Commitment is subject to various conditions, including that no defaults shall have occurred and be continuing under the Loan, Security and Guaranty Agreement dated as of August 7, 2013, as amended (the “ABL Credit Agreement”), or the Term Credit Agreement, other than certain specified defaults and events of default that have occurred and are continuing or will occur under the Term Credit Agreement and the ABL Credit Agreement and which are the subject of certain forbearance agreements.

The Eighth Amendment further provides that the Additional First-Out Loan shall be added to, and have the same terms as, the “Initial First-Out Loan” of $10.0 million that was drawn in full on March 30, 2018 pursuant to the seventh amendment to the Term Credit Agreement dated as of March 27, 2018 (the “Seventh Amendment”). The terms of the Seventh Amendment and the Initial First-Out Loan are described in the Company’s current report on Form 8-K dated March 26, 2018, filed on March 28, 2018.

KKR Credit Advisors (US) LLC and certain of its affiliates beneficially own 10,125,410 shares of the Company’s common stock, representing approximately 16.0 percent of the total number of shares of the Company’s common stock which are currently issued and outstanding.

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2018, the Company issued a press release announcing first quarter 2018 results. A copy of the press release dated May 9, 2018, is attached as Exhibit 99 to this Form 8-K.

This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed or furnished herewith:

10	Eighth Amendment to Term Credit Agreement.

99	Press release dated May 9, 2018, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: May 11, 2018	By:	/s/ Jeffrey B. Kappel
Jeffrey B. Kappel
Senior Vice President and Chief Financial Officer

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